WAVECOM©2008. All rights reserved

Smart wireless. Smart business.

Excerpt of 2008 Company Meeting Dr. Ronald D. Black Paris, 27 November 2008 Exhibit 99(a)(21)

WAVECOM 2008 All rights reserved

Smart wireless. Smart business.

Gemalto Unsolicited Offer for Wavecom
An unsolicited, or “hostile”, acquisition:
–
When one company tries to buy another without the agreement of the board of directors. Most recent example was Microsoft and Yahoo.
–
Uncommon in high tech businesses because most of the value is intellectual property, not physical capital.
Gemalto is a leader in smart-card technology.
–
Merger of Gemplus and Axalto (formerly Schlumberger).
–
Primary focus is telecom (SIM cards).
Gemalto clearly thinks Wavecom has something unique!
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It’s what they say in their AMF filing.
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Anyware Technologies and inSIM®.

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WAVECOM 2008 All rights reserved

wavecom®

Smart wireless. Smart business.

Our Board’s Response
Timing is opportunistic, taking advantage of the depressed market conditions;
Significantly undervalues Wavecom = NOT IN SHAREHOLDERS BEST INTEREST.
–
Additional value not reflected.
Filing does not describe in sufficient detail what Gemalto would do with the business –
what is the industrial project? = NOT IN EMPLOYEES’ BEST INTEREST.
–
Lack of experience in our business.
Holding a shareholder meeting 8 Dec. with the following objectives:
–
Reward current Wavecom shareholders for their continuing support.
–
Seek shareholder approval of actions that may be implemented in response to Gemalto’s offer.
Wavecom’s board is very pragmatic, and remains open to any offer superior to the current offer.
–
It is the Board’s legal responsibility to act in the best interest of the Company, the shareholders and the employees.

WAVECOM 2008 All rights reserved

Smart wireless. Smart business.

Timeline and Potential Outcomes
Timeline:
–
Final date to tender to Gemalto offer – 15 December.
–
If there is another offer, the timeline could be extended.
–
By the end of January, we could have a definitive conclusion.
Scenarios:
–
Gemalto’s offer succeeds, but they do not reach 95% squeeze-out rule – we become owned by Gemalto, but continue to exist as a publicly traded company.
–
Gemalto’s offer succeeds, and they do reach 95% squeeze-out rule – we become owned by
Gemalto, and are delisted as a publicly traded company.
–
Another offer (a.k.a. “White Knight”) succeeds – same as above.
–
All offers fail – we stay as we are today.

WAVECOM 2008 All rights reserved

Smart wireless. Smart business.

Could we be acquired by another company besides Gemalto? Yes. 32

This presentation contains forward-looking statements within the meaning U.S. securities laws, which are not historical facts. Such forward-looking statements are based on the beliefs of Wavecom’s management as well as assumptions made by and information currently available to them. Actual results may vary significantly from those contemplated by these forward-looking statements based on a variety of factors. Words such as “outlook,” “potential,” “emerging,” “growth”, “anticipates,” “expects,” “believes,” “intends,” “plans,” “continuing,” “seeks,” “forecasts,” “estimates,” “goal,” and similar expressions often identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the future of the M2M industry, the SIM card industry and other industries, future economic and market conditions, the future performance of Wavecom, the promise of Wavecom’s strategic initiatives, Wavecom’s business pipeline, reaction of Wavecom’s employees, customers, suppliers, contracting parties and other stakeholders to events surrounding the Offer, projections and assumptions underlying Wavecom’s financial analysis of its value and the offer, and the future value of Wavecom’s tax assets. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. Important factors that may cause such differences include, but are not limited to, those described in Wavecom’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007, in the sections entitled “Item 3. Key Information – Risk Factors” and “Item 5. Operating and Financial Review and Prospects.”

Further risks and uncertainties associated with Gemalto’s unsolicited proposal to acquire Wavecom include: the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with Wavecom; the risk that the acquisition proposal will make it more difficult for Wavecom to execute its strategic plan and pursue other strategic opportunities; the risk that the future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations; the risk that Wavecom may be unable to secure superior value as a stand-alone company or by pursuing other strategic alternatives; and the risk that stockholder litigation in connection with the Gemalto’s unsolicited proposal, or otherwise, may result in significant costs of defense, indemnification and liability. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.